                                AMENDMENT NO. 13
                                       TO
                            MASTER DISTRIBUTION PLAN

     The Master Distribution Plan (the "Plan"), dated as of July 16, 2001, pursuant to Rule 12b-1, of AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to remove AIM V.I. Small Cap Growth Fund;

NOW THEREFORE, Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM VARIABLE INSURANCE FUNDS
                               (SERIES II SHARES)
                               (DISTRIBUTION FEE)

          The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                      DISTRIBUTION
             PORTFOLIO:                   FEE:
             ----------               ------------
AIM V.I. Basic Balanced Fund              0.25%
AIM V.I. Basic Value Fund                 0.25%
AIM V.I. Capital Appreciation Fund        0.25%
AIM V.I. Capital Development Fund         0.25%
AIM V.I. Core Equity Fund                 0.25%
AIM V.I. Diversified Income Fund          0.25%
AIM V.I. Dynamics Fund                    0.25%
AIM V.I. Financial Services Fund          0.25%
AIM V.I. Global Health Care Fund          0.25%
AIM V.I. Global Real Estate Fund          0.25%
AIM V.I. Government Securities Fund       0.25%
AIM V.I. High Yield Fund                  0.25%
AIM V.I. International Growth Fund        0.25%
AIM V.I. Large Cap Growth Fund            0.25%
AIM V.I. Leisure Fund                     0.25%
AIM V.I. Mid Cap Core Equity Fund         0.25%
AIM V.I. Money Market Fund                0.25%
AIM V.I. Small Cap Equity Fund            0.25%
AIM V.I. Technology Fund                  0.25%
AIM V.I. Utilities Fund                   0.25%"

     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: May 1, 2007


                                        AIM VARIABLE INSURANCE FUNDS
                                        (on behalf of its Series II Shares)


Attest: /s/ P. Michelle Grace           By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President



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